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                              BINGHAM McCUTCHEN LLP
                               150 Federal Street
                                Boston, MA 02110
                                  617.951.8000
                                617.951.8736 Fax
                                   bingham.com

                                 July 26, 2004



Bell, Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, IL 60602-4207


Re: Nuveen Floating Rate Income Opportunity Fund


Ladies and Gentlemen:


As special Massachusetts counsel for Nuveen Floating Rate Income Opportunity Fund (the "Registrant"), we consent to the incorporation by reference of our opinion filed with pre-effective amendment no. 3 to the Registrant's registration statement on Form N-2 on June 25, 2004.


In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ Bingham McCutchen LLP
                                    -------------------------
                                        Bingham McCutchen LLP